Exhibit 99.2

AUTOBYTEL INC.
Moderator: Jeffrey Coats
11-5-15/5:00 p.m. ET
Confirmation # 66892955

AUTOBYTEL INC.

Moderator:  Jeffrey Coats
November 5, 2015
5:00 p.m. ET

Operator:	This is conference # 66892955.

Operator:	Good afternoon, everyone. Thank you for participating in today's conference call to discuss Autobytel's financial results for the third quarter ended September 30, 2015.

Joining us today are Autobytel's President and CEO, Jeff Coats; the company's CFO, Kimberly Boren; and the Company's outside Investor Relations adviser, Sean Mansouri, with Liolios.

Following their remarks, we'll open the call for your questions.

I would now like to turn the call over to Mr. Mansouri for some introductory comments.

Sean Mansouri:	Thank you, Sharon.

Before I introduce Jeff, I’ll remind you that during today's call, including the question-and-answer session, any projections and forward-looking statements made regarding future events or Autobytel's future financial performance are covered by the Safe Harbor statements contained in today's press release, the slides accompanying this presentation, and the Company's public filings with the SEC.  Actual events may differ materially from those forward-looking statements.

AUTOBYTEL INC.
Moderator: Jeffrey Coats
11-5-15/5:00 p.m. ET
Confirmation # 66892955

Specifically, please refer to the Company's Form 10-Q for the quarter ended September 30, 2015, which was filed prior to this call, as well as other filings made by Autobytel with the SEC from time to time.  These filings identify factors that could cause results to differ materially from those forward-looking statements.

There are slides included with today's presentation to help illustrate some of the points being made and discussed during the call.  The slides can be accessed by visiting Autobytel's Web site, at autobytel.com.  When there, go to "Investor Relations" and click on "Events and Presentations."

Please also note that during this call and/or in the accompanying slides, management will be disclosing non-GAAP income and non-GAAP EPS, which are non-GAAP financial measures as defined by SEC Regulation G.  Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measures are included in today's press release and/or in the slides, which are posted on the Company's Web site.

And with that, I'll turn the call over to Jeff.

Jeff Coats:	Thank you, Sean. Good afternoon, everyone. Thanks for joining us today to discuss our third quarter 2015 results.

The record third quarter was driven by our higher-margin advertising segment, led by AutoWeb; expansion with our OEM partners; and the addition of Dealix, which continues to outperform our expectations.

We continue to retain a greater amount of Dealix revenue than expected, while removing dealers and suppliers that do not meet our margin and quality requirements.  Dealix is already contributing positively to net income, as we work toward full integration by year-end.

Subsequent to the quarter, we acquired our performance marketing partner AutoWeb, which dramatically strengthens our technology leadership in the automotive digital marketplace.  We've already started to pursue several promising cross-sell opportunities, while also beginning to realize synergies across our technology platforms and data methodologies.

AUTOBYTEL INC.
Moderator: Jeffrey Coats
11-5-15/5:00 p.m. ET
Confirmation # 66892955

I will provide more information on these exciting developments, but first I'd like to turn the call over to Kim and have her take us through the important details of our financial results for the third quarter.

Kim?

Kim Boren:	Thanks, Jeff, and good afternoon, everyone.

For those of you following along with our earnings presentation, on slide 4 you can see our third quarter revenues increased 47 percent, to $40.2 million, compared to $27.4 million in the year-ago quarter.  The increase was primarily driven by the second quarter Dealix acquisition, coupled with growth in advertising revenues.

Lead revenue from automotive dealers, our retail channel, increased 19 percent, to $15.3 million.  Lead revenue from automotive manufacturers and wholesale partners, our wholesale channel, increased 71 percent, to $20 million, driven by the Dealix acquisition and several OEMs increasing their lead volumes with us.

Advertising revenues were $3.2 million, a 58 percent increase sequentially and a 194 percent increase on a year-over-year basis.  Our display advertising business continues to increase, as the traffic to our owned and operated sites grow and as monetized through our relationship with Jumpstart.

We also experienced a significant increase in click revenues during the quarter, both through our commercial relationship with AutoWeb as well as through the increase in traffic revenues from the Dealix acquisition.  A summary of our relationship with both AutoWeb and Jumpstart can be found on slide 5.

AUTOBYTEL INC.
Moderator: Jeffrey Coats
11-5-15/5:00 p.m. ET
Confirmation # 66892955

Moving now to slide 6, you'll see that we delivered approximately 2.8 million automotive leads during the third quarter, a 63 percent increase over last year.  Retail new leads increased 18 percent compared to the prior-year quarter, while used leads increased 22 percent.

75 percent of leads were delivered to the wholesale channel, with the remaining 25 percent to the retail channel.  The increase in wholesale leads was driven by the acquisition of Dealix and increased demand across several OEMs.

Retail new leads invoiced per dealer was up 11 percent year over year in the third quarter of 2015, and retail used leads invoiced per dealer was up 3 percent in the same period, which further illustrates our shift in focus to larger, more profitable dealers.

We delivered over 104,000 specialty finance leads during the third quarter, relatively flat from the corresponding year-ago period.  Specialty finance lead revenue was $1.7 million in the third quarter, down 5 percent from the year-ago period.

On slide 7, you'll see dealer count stood at 5,022 as of September 30, which is an 11 percent increase since Q3 of last year and a 4 percent decrease from June 30, with the decrease driven by expected dealer churn from Dealix.

Similar to last quarter, Dealix's churn has actually been less than expected, as we have implemented lessons learned from our experience with the AutoU.S.A integration, combined with the dealer education initiative launched in early 2015.  Through this, we have seen dealers actually increase the volume of high-quality leads purchased through our program.

On slide 8, you'll see that we continue to experience strong page view growth in the third quarter, with total pages up 73 percent year over year, to 106 million.  As you can see, we were relatively unaffected by Google's most recent algorithm update in July.  We plan to continue driving more traffic to our sites, as we build and adopt new data methodologies through the acquisitions of Dealix and AutoWeb.

Now, moving to slide 9, gross profit during the third quarter increased 39 percent, to $15.3 million, compared to the year-ago quarter.

Gross margin was 38.1 percent, compared to 40.2 percent one year ago.  We anticipated this reduction in margin as a result of the Dealix acquisition.  As you probably remember, Dealix historically had gross margins of approximately 32 percent.  So, we are pleased with the rate at which gross margin is returning to pre-acquisition levels.

AUTOBYTEL INC.
Moderator: Jeffrey Coats
11-5-15/5:00 p.m. ET
Confirmation # 66892955

Total operating expenses in the third quarter were $12 million, compared to $9 million in the year-ago quarter.  As a percentage of revenues, total operating expenses decreased 310 basis points, to 29.8 percent, compared to 32.9 percent in the third quarter of 2014.  This improvement reflects the operating leverage in our business.

On a GAAP basis, net income increased 44 percent, to $1.6 million, or $0.14 per diluted share on 11.5 million diluted shares, compared to $1.1 million, or $0.11 per diluted share on 11.1 million diluted shares, in last year's quarter.

For the third quarter, non-GAAP income – which adds back amortization on acquired intangibles; non-cash, stock-based compensation; acquisition costs; litigation settlements; severance cost; and income taxes – increased 103 percent, to a record $5.2 million, or $0.45 per diluted share, compared to $2.5 million, or $0.23, in the year-ago quarter.

Cash provided by operations for the 2015 third quarter increased 85 percent, to $5.1 million, compared to $2.8 million in the prior-year quarter.

On slide 10, you'll see that our cash balance remains strong, with cash and cash equivalents of $18.8 million at September 30, compared to $20.7 million at the end of 2014, while total debt grew to $28.3 million, compared to $18 million at the end of 2014, to help fund our acquisition of Dealix.

As a reminder, we purchased AutoWeb on October 1 in an all-stock-and-warrant transaction, and it therefore had no direct impact on our cash or debt for the third quarter.  Slide 11 reviews the acquisition and its strategic rationale.

I'd like to take this time to highlight a few details of the AutoWeb transaction, specifically with respect to share count.  Let's start on slide 12, with the stock.  We issued approximately 168,000 shares of Series B junior preferred stock, convertible into Autobytel common stock at a 1-to-10 ratio.

AUTOBYTEL INC.
Moderator: Jeffrey Coats
11-5-15/5:00 p.m. ET
Confirmation # 66892955

If we assume these shares receive shareholder approval for conversion, they will effectively become 1.68 million shares of common stock at $16.77 per share, the closing price of Autobytel's common stock on September 30.

Now, on to the warrants.  We issued warrants to acquire an additional 148,000 shares of Series B preferred stock, which would convert into approximately 1.48 million shares of common stock.  The exercise price for the warrants is $184.47 per share of Series B preferred stock, which assuming conversion of the warrant shares translates to $18.45 per share of common stock, representing a 10 percent premium to the $16.77 closing price of our common stock on September 30.

Now, the critical takeaway here is that these warrants will not be exercisable until the weighted average of our stock price ascends to three different levels and maintains those levels for at least 30 consecutive trading days.  These levels are $30, $37.50, and $45 per share.

Also, regardless of hitting these benchmarks, the warrants cannot be exercised before October 1, 2018.  For example, if the weighted average of our stock price is $30 per share for at least 30 consecutive trading days next year, the first 49,000 warrants will be exercisable into 49,000 shares of Series B preferred stock after October 1, 2018.  A similar scenario will play out if the weighted average of our stock price hits $37.50 and then $45 per share.

These shares and warrants incentivize the AutoWeb management team to drive value at Autobytel.  And given their strong track record of building successful online businesses, we believe we are well positioned to capitalize on this growing digital advertising segment of the auto industry.

In closing, I'd encourage all analysts and investors to pay particular attention to our share count, going forward.  As of September 30, our total diluted common shares outstanding stood at 11.5 million.  In the fourth quarter of 2015, we expect diluted common shares outstanding to be approximately 13.3 million as a result of the AutoWeb transaction, with full-year 2015 average diluted shares outstanding projected to be approximately 12.2 million.

AUTOBYTEL INC.
Moderator: Jeffrey Coats
11-5-15/5:00 p.m. ET
Confirmation # 66892955

In 2016, we expect quarterly diluted share count to remain around 13.3 million, contingent upon our share price and assuming current outstanding shares, warrants, options, and convertible debt remain constant.

With that, I'll now turn the call back over to Jeff. Jeff?

Jeff Coats:	Thanks, Kim.

Our third quarter was highlighted by record top and bottom line results, driven by a combination of Dealix, strong growth in advertising, our continued shift to provide more internally generated leads, and our execution of dealer education.

Our Dealix integration remains on track and has once again outperformed our quarterly revenue and margin contribution expectations.  As mentioned earlier, through lower than planned dealer churn and strong volumes, Dealix is already contributing positively to our bottom line, and we expect full integration by year-end.

Operationally, we've cleaned up that business significantly by eliminating hundreds of unprofitable dealers and reducing lower-quality lead suppliers.  Our acquisitions of Dealix, as well as AutoU.S.A, support our mission to deliver the highest quality leads for both the new and used car markets, which I will expand upon later in the call.

Moving on to our advertising business, powered by AutoWeb and Jumpstart, for new listeners on the call AutoWeb is our pay-per-click programmatic advertising marketplace targeting the auto industry.  The AutoWeb proprietary technology analyzes Web traffic and adjusts advertiser costs based on traffic quality and content.

In short, our AutoWeb platform provides dealers and OEMs with access to some of the highest-intent car shoppers on the Internet and propels our Company into the fast growing pay-per-click market.  We will continue to market our pay-per-click products under the AutoWeb name.

AUTOBYTEL INC.
Moderator: Jeffrey Coats
11-5-15/5:00 p.m. ET
Confirmation # 66892955

Earlier this summer, we launched a new product called Autobytel Direct, a pay-per-click platform powered by our AutoWeb and Autobytel technologies.  Autobytel Direct continues to gain traction across our retail dealer partners.  Although the online traffic is still ramping up, the early feedback from dealers has been positive, especially when this click traffic is compared to any other Web site traffic currently available.

Also, some of our large dealership groups are recognizing the benefits of directing this high-quality, high-intent traffic to their consumer-facing Web sites, as we have several initiatives already in process.  We expect these initiatives to supplement our various avenues for growth, and of course highlights and reinforces that we do not put our brand or our pricing strategy between our dealer customers and their consumers.

Our partnership with Jumpstart also continues to meaningfully grow, as we increase sales of fixed-placement advertising across all of our Web sites.  There's still significant runway for growth as we continue to drive traffic to our sites.

As Kim noted, page views increased 73 percent year over year, to 106 million page views, demonstrating the strength of our search engine marketing platform and high-quality content across our sites.

As indicated on slide 13, our estimated average buy rate for Autobytel internally generated leads in the third quarter was 20 percent, 200 basis points higher than our estimated buy rate during the second quarter.

And as you can see on slide 14, as derived from IHS Automotive reports, these estimated buy rates have remained consistently strong for over the last three-plus years, with autobytel.com generating an average of 24 percent and all Autobytel internally generated leads at about 18 percent.

For those of you new to Autobytel, we remain confident in our estimated buy rates, largely due to our comprehensive relationship with IHS Automotive, which provides us with a credible, consistent, and quantifiable way to measure the conversion of online leads into actual vehicle sales.  These higher conversion rates are confirmed by monthly sales match reporting, which is offered to retail dealers at no charge so they can review the actual return on investment from their Autobytel leads.

AUTOBYTEL INC.
Moderator: Jeffrey Coats
11-5-15/5:00 p.m. ET
Confirmation # 66892955

I remind investors that IHS Automotive awarded Autobytel the 2015 IHS Spectrum Award.  This prestigious industry accolade spotlights organizations around the world that make decisions and achieve business goals through innovative use of information and analytics.  Since the award's inception in 2006, more than 100 global organizations have been recognized for their accomplishments, and Autobytel is one of only four automotive-related companies to ever have won this award.

Autobytel's ongoing use of IHS vehicle registration information helps our analytic teams continually optimize lead conversion and provide valuable data to our partners and industry clients.  Our leading-edge SEM teams have also used this and other data to push our percentage of internally generated leads up to approximately 80 percent in Q3.

Moving on to our used car business. As Kim and I noted earlier, used car lead revenue in the third quarter grew 22 percent year over year and 22 percent sequentially.

Our used car business remains the focal point for growth as we continue to increase the level of resources dedicated to sales and marketing for our used car business, as well as ramping the investment in our used car platforms for internal lead generation, with special focus on the highly successful buying site, usedcars.com, which we recently acquired through Dealix.

As a reminder, retail used car leads only represent about 7 percent of our total leads business today and approximately 11 percent of revenue, even though used car sales in the United States are two to three times that of new car sales.

Dealer-facing marketing and training remains a key initiative for us.  The marketing is designed to highlight the value and return on investment of Autobytel leads and also reminds dealers that the consumer price discussion is left up to them, as Autobytel strives to build the dealer brand and not our own.  We have been ramping our sales and customer support teams to help drive this important initiative, which is reflective of the stabilized dealer churn and increase in volumes from former Dealix customers.

AUTOBYTEL INC.
Moderator: Jeffrey Coats
11-5-15/5:00 p.m. ET
Confirmation # 66892955

On slide 15, you'll see how our pay-per-lead model compares with pay-per-sale.  At our estimated average current buy rate of 18 percent for leads we deliver to our dealer customers, the hypothetical pay-per-sale in our model is about $120, assuming a $22 price per lead.  Even at an 8 percent average dealer close rate – which is significantly less than our high-quality leads, but more in line with other lead providers – the equivalent pay-per-sale is only $275.

Moving on to the industry outlook, as you can see on slide 16, J.D.  Power has its total light vehicle sales forecast for 2015 at 17.3 million units, a 200,000-unit increase since we reported this forecast on our Q2 call, and retail forecast at 14.2 million units, a 300,000-unit increase since our last call.

The October retail seasonally adjusted annual run rate, or SAR, was expected to be 14.3 million units, which is down 1 million units from September 2015 but up 770,000 units from October 2014.

Now, moving on to our business outlook for 2015, on slide 17, we are reaffirming our fiscal 2015 revenue guidance to range between $132 and $134 million, representing an increase of approximately 24 to 26 percent from 2014.  However, we are increasing our outlook for non-GAAP diluted EPS in fiscal 2015 to range between $1.20 and $1.24, an increase of approximately 45 to 49 percent.

Our primary focus for 2015, as always, is to provide value to all of our customers, which we believe will ultimately translate to enhanced value for our stockholders.  Through the continued growth of our dealers, high-quality leads, our value-added products, and our recent acquisitions of Dealix and AutoWeb, we expect to carry our momentum through 2015 and beyond to capitalize on the evolving consumer and automotive marketplace.

At this time, Sharon, we'd like to open the call to questions.

AUTOBYTEL INC.
Moderator: Jeffrey Coats
11-5-15/5:00 p.m. ET
Confirmation # 66892955

Operator:
Thank you, sir.  Ladies and gentlemen, if you have a question at this time, please press the star, then the number one key on your touchtone phone.  If your question has been answered or you wish to remove yourself from the queue, please press the pound key.

Your first question comes from Eric Martinuzzi from Lake Street Capital. Please proceed.

Eric Martinuzzi:	Congratulations on the strong Q3 and the acquisition of AutoWeb.

I wanted to specifically dive into the guidance for 2015, which is basically – given that we're down to the final quarter of the year, we're talking about the Q4 guide.  The revenues, I'm pretty much there, right where you guys have given guidance to.  But the EPS, given the size of the Q3 beat, I was surprised that the EPS was conservative – relatively conservative, I guess – versus what I was expecting.

So, can you dive into that? I assume it's something on the cost side, something probably tied to AutoWeb. Is it a gross margin issue? Is it OpEx that kind of gets beefed up here in Q4?

Kim Boren:
Yes, so there are a couple of things.  One is the denominator on the diluted share count is stronger in Q4.  As we mentioned in the script, it will be 13.3 million shares, roughly, is what we're estimating at this point in time.  So, in the fourth quarter and leading into the end of the year, we'll have some tailwinds in that diluted EPS.  That's the primary driver.

And then, you alluded to it. We've got costs coming in with the AutoWeb acquisition. So, we'll see those coming through in the fourth quarter, since the acquisition took place on October 1.

Eric Martinuzzi:
OK.  And if I go back to the slide – I forget which slide it is where you kind of do a deep dive on the OpEx – but we were at $12 million, I think, for –.  I'm looking at slide 9 now, and this is the column under Q3.  The operating expenses for Q3 were $12 million.  Do you have an idea what those will be for Q4?

AUTOBYTEL INC.
Moderator: Jeffrey Coats
11-5-15/5:00 p.m. ET
Confirmation # 66892955

Kim Boren:	We do. We do have an idea. We aren't necessarily –. I can give you an idea that I think it will increase around 10 percent.

Eric Martinuzzi:
OK.  All right.  And then, just one more question, if I could?  The leads, obviously very robust, continues to upside surprise us here.  To me, the number that stood out was that wholesale growth being up 71 percent.  What is behind –?  You talk – it wasn't just one OEM; it was several OEMs that are ramping their leads program.

Obviously, I appreciate the ROI here, but what do you think is behind this? Is it the quality? The ROI? Are there bigger ad budgets? What's driving that upside?

Kim Boren:
We believe that the OEMs recognize the quality coming from our leads, and they've chosen to increase their budgets with us, regardless of what they're doing with other lead suppliers.  So, we firmly believe that the quality has driven the increase.

Eric Martinuzzi:	OK. Thanks for taking my questions.

Operator:	Your next question will come from Gary Prestopino from Barrington Research. Please proceed.

Gary Prestopino:	Good afternoon, Everyone. Did you give what the internally generated leads were in the quarter versus last year? I don't recall writing it down.

Jeff Coats:	It's about 80 percent internally generated during the quarter, Gary.

Gary Prestopino:	And what was it last year? About 72 percent, something like that?

Jeff Coats:	It was 70 percent, 72 percent, yes.

Gary Prestopino:	OK.

Jeff Coats:
As you may recall, we mentioned on the last call that we've started focusing on generating more of our lead volume internally and cutting out quite a few outside suppliers, particularly some of those that we acquired as part of Dealix, so that we could focus on generating and providing to our customers a higher volume of higher-quality leads.

AUTOBYTEL INC.
Moderator: Jeffrey Coats
11-5-15/5:00 p.m. ET
Confirmation # 66892955

Gary Prestopino:	OK. And then, you also said your retail used car leads were up 7 percent – or they encompass 7 percent of your leads. Did I get that right?

Kim Boren:	Yes, they encompass 7 percent of our leads.

Gary Prestopino:
OK.  The question I would have is, where would you like to see that go in terms of your lead generation?  I mean, if used cars are three times the sales of new cars, is it possible that that used lead percentage can get up to 50, 60 percent?  And is there any differential in the price you charge for a used versus a new?

Jeff Coats:
It is possible that we can get the used car leads up to 50 percent of our retail business.  Retail and wholesale are different from that standpoint.  But on the retail side, that's our goal.  It will take us two-plus years at least to do that, but we have been adding more resources to it in our Tampa operation and focusing more of our sales and customer support organization on that also.  So, we're very optimistic about our growth there.

Gary Prestopino:	Is there any price differential? Or, are they basically the same price?

Jeff Coats:	There's a little bit of a price differential. The used car leads go for a little bit higher price, historically. It is not the large differential that you see in the pay-per-sale model, however.

Gary Prestopino:
OK.  Last question – and I'll jump off – is, are you seeing any change in the incentive behavior by the OEMs and the dealerships in the market?  Anything out of the ordinary beyond what happens seasonally, Jeff?

Jeff Coats:	We do seem to see it a little more robust than we have for a while. Sometimes, it's kind of hard to tell seasonally anymore. Usually, this quarter we don't see quite as much.

AUTOBYTEL INC.
Moderator: Jeffrey Coats
11-5-15/5:00 p.m. ET
Confirmation # 66892955

But last year, as we've discussed, we saw a lot of automotive manufacturers take advantage of Black Friday opportunities, which was never really done, historically.  We expect to see that again this year.

We know there's a lot more ad dollars coming into the fourth quarter this year than there has been historically.  And that does not seem to have been taken out of any of the earlier quarters.  So, there's been nice ad growth overall this year.

So, I think we may be seeing the beginning of a new phenomena in the automotive industry, where the fourth quarter is more robust.

Gary Prestopino:	Yes, usually, it's – more people are getting cars for Christmas.

Jeff Coats:	Right. Right.

Gary Prestopino:	Thank you.

Operator:	Once again, ladies and gentlemen, if you have a question at this time, please press the star then the number one key on your touchtone phone.

And our next question will come from John Blackledge from Cowen. Please proceed.

John Blackledge:
I have a couple of questions.  How do you feel about your positioning with the dealers now?  And how should we think about new franchise dealer count growth next year and maybe longer term?  Sorry.  I hopped on late.  So, I don't know if you answered that.  And then, I have a follow-up after that.

Jeff Coats:
We feel pretty good about where we are from a dealer count standpoint.  We do expect to see our dealer count grow through 2016.  We have quite a few new initiatives to help drive growth in retail revenue and dealer count, some of which are beginning to come online this quarter, most of which will come online during the course of 2016.

So, we do expect to continue to grow the retail end of the business, without additional acquisitions.

AUTOBYTEL INC.
Moderator: Jeffrey Coats
11-5-15/5:00 p.m. ET
Confirmation # 66892955

John Blackledge:	OK. And the key drivers of that growth would be just kind of ROI?

Jeff Coats:	I'm not sure I follow. In terms of why would dealers do business with us? Is that what you mean?

John Blackledge:
Yes.  Because you had – there's another competitor that reported tonight that had a drop-off in dealers.  And so, unclear whether they'll be able to necessarily grow dealers at the rates they did in the past.  And whereas you are saying that you can – your dealer count should grow next year.  So, just wondering about the value proposition for Autobytel with the dealers?

Jeff Coats:
I think it is primarily driven by return on investment, which encompasses quality and price and everything.  And we really don't get between the consumer and the dealer in our business model.  We really try to bend over backwards not to, which is not the case in certain other models.

So, we feel like we're extremely well positioned right now.  We've pretty much rolled up the high end of the leads business.  We are really focused on high-quality and delivering more down-funnel buyers to our dealer and manufacturer customers.  And we're seeing the benefit of that.  That's what's driving the increase in our wholesale revenue and, candidly, that's what is driving the robustness in our retail revenue and the expected growth in dealer count next year.

John Blackledge:
OK.  Great.  And just one follow-up.  You had a good relationship with AutoWeb, made an investment, and then acquired it.  Just wondering, is there more room for a consolidation?  Are there any – maybe not holes – but areas where you can even strengthen even more potentially via acquisition?  Thank you.

Jeff Coats:
There are definitely other areas that we can either reinforce in our existing business through acquisition or add to our existing business.  Several very interesting, very attractive opportunities out there.  So, we always kind of keep our finger on the pulse of what's going on.  We would expect to continue to make occasional acquisitions as we go forward.

John Blackledge:	Thanks.

AUTOBYTEL INC.
Moderator: Jeffrey Coats
11-5-15/5:00 p.m. ET
Confirmation # 66892955

Operator:	At this time, this concludes our question-and-answer session. I would now like to turn the call back over to Mr. Coats for closing remarks.

Jeff Coats:	Thank you, Sharon. And thanks, everyone, for joining us today.

I also want to thank our team of dedicated employees.  This year has been a very robust year for Autobytel and our employees.  We've now completed two really game-changing acquisitions and doubled the size of our employee base as a result of that.  So, we're extremely excited about this year and 2016.

And we look forward to speaking with our investors next in Los Angeles at the LD Micro Conference on December 3.

Thank you very much.

Operator:	Ladies and gentlemen, this does conclude today's teleconference. You may disconnect your lines at this time. Thank you for your participation.

END

NASDAQ: ABTL

autobytel
Your Lifetime Automotive Advisor

Autobytel Q3 2015 Results Presentation

November 5, 2015

Safe Harbor Statement and Non-GAAP Disclosures

autobytel NASDAQ: ABTL

The statements made in the accompanying conference call or contained in this presentation that are not historical facts are forward-looking statements under the federal securities laws. These forward-looking statements, including, but not limited to, statements that (i) the company believes that it is well positioned to capitalize on the growing digital advertising segment of the auto industry due to equity incentives for the AutoWeb management team to drive value at Autobytel and given their strong track record of building successful online businesses; (ii) in the fourth quarter of 2015, the company expects diluted common shares outstanding to be approximately 13.3 million as a result of the AutoWeb transaction, with full year 2015 average diluted shares outstanding projected to be approximately 12.2 million, and that in 2016, the company expects quarterly diluted share count to remain around 13.3 million, contingent on the share price of the company's common stock and assuming the current number of outstanding shares, warrants, options and convertible debt remain outstanding; (iii) the company expects various initiatives related to the Autobytel Direct product to supplement its various avenues for growth; (iv) the company is reaffirming its fiscal 2015 revenue guidance to range between $132.0 million and $134.0 million, representing an increase of approximately 24% to 26% from 2014; (iv) the company is increasing its outlook for non-GAAP diluted EPS in fiscal 2015 to range between $1.20 and $1.24, an increase of approximately 45% to 49%; (v) the company believes its primary focus for 2015 to provide value to all of our customers will ultimately translate to enhanced value for the company's stockholders; and (vi) through the continued growth of the company's dealers, high-quality leads, value-added products, and recent acquisitions of Dealix and AutoWeb, the company expects to carry its momentum through 2015 and beyond to capitalize on the evolving consumer and automotive marketplace, are not guarantees of future performance and involve assumptions and risks and uncertainties that are difficult to predict. Actual outcomes and results may differ materially from what is expressed in, or implied by, these forward-looking statements. Autobytel undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. Among the important factors that could cause actual results to differ materially from those expressed in, or implied by, the forward-looking statements are changes in general economic conditions; the financial condition of automobile manufacturers and dealers; disruptions in automobile production; changes in fuel prices; the economic impact of terrorist attacks, political revolutions or military actions; failure of our internet security measures; dealer attrition; pressure on dealer fees; increased or unexpected competition; the failure of new products and services to meet expectations; failure to retain key employees or attract and integrate new employees; actual costs and expenses exceeding charges taken by Autobytel; changes in laws and regulations; costs of legal matters, including, defending lawsuits and undertaking investigations and related matters; and other matters disclosed in Autobytel's filings with the Securities and Exchange Commission. Investors are strongly encouraged to review the Company's Annual Report on Form 10-K for the year ended December 31, 2014, and other filings with the Securities and Exchange Commission for a discussion of risks and uncertainties that could affect the business, operating results, or financial condition of Autobytel and the market price of the Company's stock.

This presentation includes non-GAAP financial measures as defined by SEC Regulation G. Autobytel's definitions of the non-GAAP financial measures used in this presentation and reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measures can be found in the appendix of this presentation. Autobytel's management believes that these non-GAAP financial measures provide useful information to investors regarding the underlying business trends and performance of the Company's ongoing operations and are better metrics for monitoring the Company's performance given the Company's net operating loss (NOL) tax credits and recent acquisitions. These non-GAAP financial measures are used in addition to and in conjunction with results presented in accordance with GAAP and should not be relied upon to the exclusion of GAAP financial measures. Management strongly encourages investors to review the Company's consolidated financial statements in their entirety and to not rely on any single financial measure.

Copyright © 2015 Autobytel Inc.

2

Q3 2015 Key Highlights

autobytel NASDAQ: ABTL

- **Revenues increased 47%** to a record $40.2 million
- **Advertising revenues increased 194%** to $3.2 million
- **Net Income increased 44%** to $1.6 million
- **Non-GAAP income increased 103%** to a record $5.2 million
- **Non-GAAP EPS increased 95%** to a record $0.45 per diluted share

Record Revenue, Non-GAAP Income & EPS

3

Quarterly Revenue

autobytel
NASDAQ: ABTL

Retail Dealer Automotive
OEM/Wholesale Automotive
Specialty Finance
Website Advertising
Revenue ($M)
$16.9
$18.3
$17.8
$21.6
$20.7
$27.0
$25.9
$27.4
$26.0
$26.2
$30.4
$40.2
Q4'12
Q1'13
Q2'13
Q3'13
Q4'13
Q1'14
Q2'14
Q3'14
Q4'14
Q1'15
Q2'15
Q3'15

	Q4'12	Q1'13	Q2'13	Q3'13	Q4'13	Q1'14	Q2'14	Q3'14	Q4'14	Q1'15	Q2'15	Q3'15
Website Advertising	0.9	0.7	0.9	1.0	0.7	0.7	0.8	1.1	1.6	1.6	2.0	3.2
Specialty Finance	1.4	1.6	1.6	1.6	1.4	1.6	1.9	1.8	1.6	1.6	1.6	1.7
OEM/Wholesale Automotive	8.2	9.1	8.4	11.5	11.1	12.5	10.9	11.7	11.5	11.7	13.9	20.0
Retail Dealer Automotive	6.4	6.9	6.8	7.6	7.4	12.2	12.3	12.8	11.3	11.3	12.9	15.3
Total	$16.9	$18.3	$17.8	$21.6	$20.7	$27.0	$25.9	$27.4	$26.0	$26.2	$30.4	$40.2

- **Retail:** Up 19% YoY due to Dealix acquisition
- **Wholesale:** Up 71% YoY due to several OEMs significantly ramping their leads program and the Dealix acquisition
- **Advertising:** Up 194% YoY due to increases in display & click revenues

4

Advertising (AutoWeb & Jumpstart)

autobytel NASDAQ: ABTL

- **AutoWeb:** auction-based click marketplace for dealers & manufacturers
  - Pay-per-click model = revenue for every click
  - **Publisher click revenue flows through at 100% margin**
  - **Acquired by Autobytel October 1, 2015**
- **Jumpstart:** sells fixed placement advertising across all of our websites to auto advertisers
  - Formed commercial agreement Sept. 2013; recently extended through Dec. 2017
  - Reaches 18 million unique visitors/month
  - Works with every major auto manufacturer
  - **Revenue flows through at 99% margin**
- We also maintain a direct marketing platform

autoweb

jumpSTART AUTOMOTIVE GROUP

Significant Runway for Web Traffic Monetization

5

Lead Volume

autobytel NASDAQ: ABTL

Retail New
Retail Used
OEM / Wholesale
(millions)
Q4'12 1.1 0.3 0.1 0.8
Q1'13 1.2 0.3 0.1 0.9
Q2'13 1.1 0.3 0.1 0.8
Q3'13 1.4 0.3 0.1 1.1
Q4'13 1.4 0.3 0.1 1.0
Q1'14 1.7 0.4 0.1 1.1
Q2'14 1.6 0.4 0.2 1.0
Q3'14 1.7 0.4 0.2 1.1
Q4'14 1.6 0.4 0.1 1.1
Q1'15 1.6 0.4 0.2 1.1
Q2'15 2.0 0.4 0.2 1.4
Q3'15 2.8 0.5 0.2 2.1

- **Total lead volume** up 63% due to Dealix acquisition and OEM/wholesale expansion
- **Retail new leads** up 18% due to Dealix
- **Retail used leads** up 22% due to Dealix

6

Autobytel Footprint – Dealers

autobytel NASDAQ: ABTL

Retail New Franchises
Retail Used Franchises
3,535 3,539 3,555 3,626 3,597 3,613 5,035 4,731 4,522 4,154 4,054 5,238 5,022
1,235 1,247 1,214 1,242 1,266 1,262 1,765 1,665 1,550 1,464 1,424 1,929 1,847
2,300 2,292 2,341 2,384 2,331 2,351 3,270 3,066 2,972 2,690 2,630 3,309 3,175
Q3'12 Q4'12 Q1'13 Q2'13 Q3'13 Q4'13 Q1'14 Q'214 Q3'14 Q4'14 Q1'15 Q2'15 Q3'15

- Autobytel dealer count up 11% vs. Q3’14 due to Dealix acquisition
- Retail new franchises up 7% and retail used up 19%
- Given our experience with AutoUSA, we are more effectively managing dealer churn at Dealix

Q3 Dealer Attrition as Planned from Dealix Acquisition

7

Strong Page View Growth

autobytel
NASDAQ: ABTL

Page Views (millions)
Up 73% Q3-15 vs. Q3-14
32.3
23.6
34.1
35.7
61.1
70.3
84.0
101.8
106.0
Q3'13
Q4'13
Q1'14
Q2'14
Q3'14
Q4'14
Q1'15
Q2'15
Q3'15

8

Financial Overview

autobytel
NASDAQ: ABTL

	2014				2015			
	Q1	Q2	Q3	Q4	Q1	Q2	Q3	YoY Δ
Revenue ($M)	$27.0	$25.9	$27.4	$26.0	$26.2	$30.4	$40.2	47%
Gross Profit ($M)	$10.1	$10.3	$11.0	$10.4	$10.1	$11.8	$15.3	39%
Gross Margin	37.4%	39.8%	40.2%	40.0%	38.5%	38.7%	38.1%	(210) bps
Operating Expenses ($M)	$9.3	$8.9	$9.0	$8.5	$8.9	$10.1	$12.0	33%
Operating Margin	2.8%	5.6%	7.3%	7.4%	4.5%	5.6%	8.3%	100 bps
Net Income ($M)	$0.4	$0.8	$1.1	$1.1	$0.8	$0.9	$1.6	44%
GAAP EPS Diluted	$0.04	$0.08	$0.11	$0.11	$0.07	$0.08	$0.14	27%
Non-GAAP Income ($M)[1]	$2.1	$2.1	$2.5	$2.5	$2.4	$3.5	$5.2	103%
Non-GAAP EPS[2]	$0.21	$0.19	$0.23	$0.23	$0.21	$0.31	$0.45	95%
Cash ($M)	$19.3	$20.5	$22.3	$20.7	$19.3	$16.0	$18.8	-16%
Cash Flow From Operations ($M)	$0.9	$1.9	$2.8	$2.3	($0.5)	$3.0	$5.1	85%
Closing Stock Price	$12.43	$13.11	$8.59	$10.90	$14.77	$15.99	$16.77	95%

The above financials are impacted by rounding to the nearest $0.1M.

1) Non-GAAP Income is equal to net income plus amortization of acquired intangibles, non-cash stock compensation, taxes, severance costs and acquisition related expenses, plus litigation settlements. See appendix for reconciliation.
2) Non-GAAP EPS is non-GAAP income divided by weighted average diluted shares outstanding. See appendix for reconciliation.

9

Balance Sheet Supports Growth

autobytel NASDAQ: ABTL

- $18.8 million cash despite Dealix acquisition
- $19.3 million term loans, $8.0 million revolving line of credit, $1.0 million convertible note
- As of Dec 31, 2014, $153.9 million net operating loss carryforwards
  - $94.5 million federal; $59.4 million state
  - Federal NOLs do not expire until 2021 and beyond

Select Balance Sheet Items

$ Millions	**Sept 30, 2015**	**Dec 31, 2014**
Cash & cash equivalents	$18.8	$20.7
Receivables	27.7	18.3
Net deferred tax assets	27.2	32.9
Total assets	**129.2**	**104.7**
Debt	28.3	18.0
Total liabilities	**47.8**	**35.5**
Total stockholders' equity	**81.4**	**69.3**

$18.8 Million in Cash, $153.9 Million in Net Operating Loss Carryforwards

10

Our Acquisition of Autoweb

autobytel NASDAQ: ABTL

autoweb

- Acquired Autoweb, a leading automotive pay per click company, in an all-stock transaction on Oct 1, 2015
- Autoweb brings a proven track record at scaling pay per click platforms at favorable costs, positioning Autobytel well in this growing segment of the online marketing space
- Autoweb has…
  - ✓ **High growth rate**
  - ✓ **High gross margins**
  - ✓ **Experienced management team**
  - ✓ **Proprietary technology**
  - ✓ **Top talent in an emerging market**
- Transaction expected to become accretive to net income in 2016

Transaction Aligned with Autobytel's Shareholders

11

Autoweb Purchase Price

autobytel
NASDAQ: ABTL

- Acquired Autoweb in an all-stock transaction comprised of…
- **168,000 newly issued series B preferred stock convertible at a 1:10 ratio**
  - Assuming shareholder approval, this equates to 1.68 million shares at $16.77 per share (Sept 30th closing price)
- **148,000 warrants to acquire shares of series B preferred stock, also convertible at 1:10**
  - Equates to 1.48 million shares at $18.45 per share (10% premium to Sept 30th closing price)
  - Warrants do not vest until ascending to the three scenarios below, and averaging these levels for at least 30 consecutive trading days
    - 49,000 warrants vest at $30
    - 49,000 warrants vest at $37.50
    - 49,000 warrants vest at $45
  - **Warrants not exercisable for at least three years**

AutoWeb Management Highly Incentivized to Drive Value

12

High Buy Rates with Validated Attribution

autobytel NASDAQ: ABTL

- **We provide buy rates derived from IHS,** while most competitors rely only on feedback from dealers/manufacturers with minimal attribution
- **IHS cross-matches consumer registration data** – tracking how many consumers who submitted Autobytel leads convert to purchases, or how many leads were lost to other dealers
- **Buy rate information provides the ability to drive pricing with dealers,** as well as incremental lead volume
- Internally generated leads (~72%) often have **40-50% higher gross margins** than those sourced from competitors

IHS Automotive Lead Conversion Data[1]

(Consumers who Submitted a New Vehicle Lead & Bought New)

25%
20%
Internally-generated Autobytel leads have a buy rate of 20% to 25% — significantly higher than those we source from 3rd parties or purchase from our competitors
13%
10%
12%
7%
Autobytel.com Website
All ABTL Internally Generated
Other 3rd Party Supplier
Competitor/ Supplier A
Competitor/ Supplier B
Competitor/ Supplier C
72% of Leads Sold by Autobytel
28% of Leads Sold by Autobytel (Sourced from 3rd Parties or Competitors)

1) Buy rates are calculated using a three-month rolling average of 90 day close rates.

Autobytel Internally-Generated Lead Buy Rate is 3x Industry Average of ~6-8%

13

Consistent Buy Rate

autobytel
NASDAQ: ABTL

- **We have a proven track record** of providing high quality leads
- Our existing lead quality methodology is sustainable as evidenced by the trend to the right

IHS Buy Rates - Autobytel.com
25%
21%
22%
25%
22%
24%
24%
25%
Q4'13
Q1'14
Q2'14
Q3'14
Q4'14
Q1'15
Q2'15
Q3'15

IHS Buy Rates - All Internally Generated Autobytel
18%
17%
16%
21%
18%
18%
18%
20%
Q4'13
Q1'14
Q2'14
Q3'14
Q4'14
Q1'15
Q2'15
Q3'15

14

High ROI for Dealers

autobytel NASDAQ: ABTL

- Given Autobytel's high conversion rates, our cost per lead model provides a favorable ROI for dealers
- The higher the conversion rate, the greater the price disparity
- Historical average close rate in auto industry is 6-8%
  - **Autobytel estimated buy rate is 18-24%**
- Autobytel cost to dealer represents about half of all dealers' normal marketing expense **at $608**[1]

Average Dealer Cost Per Sale
$399
$299
$367
$275
$220
$147
$110
Used Cost Per Sale
New Cost per Sale
6% Dealer Close Rate
8% Dealer Close Rate
10% Dealer Close Rate
15% Dealer Close Rate
20% Dealer Close Rate
Competitor
Average Leads Provider
autobytel

1) National Automobile Dealer Association (NADA), 2014.

Purchasing Leads From Autobytel Generates a Favorable ROI

15

Retail Auto Sales Forecast

autobytel NASDAQ: ABTL

- Oct. 2015 U.S. light vehicle retail sales forecast:[1]
  - 1.4 million units
  - **Up 4% YoY**
- 2015 U.S. light vehicle retail sales forecast:[1]
  - 14.2 million units
  - **Up 4% YoY**
- Despite auto industry's slowing growth rate, Autobytel has been fairly insulated to market downturns

U.S. Retail & Total Light Vehicle Sales1
(millions)
US LV Sales
10.4
11.6
12.7
14.5
15.6
16.5
17.3
US Retail LV Sales
8.6
9.2
10.3
11.7
12.8
13.6
14.2
2009A
2010A
2011A
2012A
2013A
2014A
2015E

Excludes fleet sales.

1) J.D. Power/LMC Automotive, Oct. 2015.

Autobytel On Track to Exceed Industry Growth

16

Increasing 2015 Non-GAAP EPS Outlook[1]

autobytel NASDAQ: ABTL

	Low	High
Revenue	**$132.0**	**$134.0**
Growth	*24%*	*26%*
Non-GAAP Diluted EPS[2]	**$1.20**	**$1.24**
Growth	*45%*	*49%*

Revenue
Non-GAAP Diluted EPS
21% REVENUE CAGR FY10 – FY15E
$52M
-$1.01
$64M
$0.28
$67M
$0.40
$78M
$0.48
$106M
$0.83
$132M-
$134M
$1.20-
$1.24
FY10
FY11
FY12
FY13
FY14
FY15E

1) Guidance reiterated and effective only on November 5, 2015.
2) Non-GAAP EPS is defined as net income, plus amortization of acquired intangibles, non-cash stock compensation, taxes, severance costs and acquisition related expenses, plus litigation settlements, divided by weighted average diluted shares outstanding.

17

Contact Us

autobytel NASDAQ: ABTL

COMPANY CONTACT

Autobytel
Kimberly Boren
Chief Financial Officer
949-862-1396
kimb@autobytel.com

AUTOBYTEL

18872 MacArthur Blvd
Irvine, CA 92612

INVESTOR RELATIONS

Liolios Group
Cody Slach or Sean Mansouri
949-574-3860
ABTL@liolios.com

autobytel
Your Lifetime Automotive Advisor

About Autobytel Inc.

Autobytel Inc. provides high quality consumer leads and associated marketing services to automotive dealers and manufacturers throughout the United States. The company also provides consumers with robust and original online automotive content to help them make informed car-buying decisions.

The company pioneered the automotive Internet in 1995 with its flagship website www.autobytel.com, and has since helped tens of millions of automotive consumers research vehicles; connected thousands of dealers nationwide with motivated car buyers; and has helped every major automaker market its brand online. Investors and other interested parties can receive Autobytel news alerts and special event invitations by accessing the online registration form at investor.autobytel.com/alerts.cfm.

18

Non-GAAP Income & EPS Reconciliation

autobytel
NASDAQ: ABTL

	2014				2015		
	Q1	Q2	Q3	Q4	Q1	Q2	Q3
Net Income ($M)	$0.4	$0.8	$1.1	$1.1	$0.8	$0.9	$1.6
Amortization of Acquired Intangibles ($M)	$0.3	$0.4	$0.4	$0.4	$0.4	$0.5	$0.7
Non-Cash Stock Compensation ($M)	$0.3	$0.4	$0.4	$0.4	$0.7	$0.6	$0.7
Taxes ($M)	$0.2	$0.5	$0.7	$0.6	$0.3	$0.6	$1.5
Litigation Settlements ($M)	($0.1)	($0.0)	($0.0)	($0.0)	($0.0)	($0.0)	($0.0)
Acquisition / Severance Expenses ($M)	$1.0	$0.1	$0.0	$0.0	$0.3	$0.9	$0.7
Non-GAAP Income ($M)[1]	$2.1	$2.1	$2.5	$2.5	$2.4	$3.5	$5.2
Weighted Average Diluted Shares (k)	10,282	11,271	11,099	11,066	11,097	11,057	11,540
Non-GAAP EPS [2]	$0.21	$0.19	$0.23	$0.23	$0.21	$0.31	$0.45

The above financials are impacted by rounding to the nearest $0.1M.

1) Non-GAAP Income is equal to net income plus amortization of acquired intangibles, non-cash stock compensation, taxes, severance costs and acquisition related expenses, plus litigation settlements.
2) Non-GAAP EPS is non-GAAP income divided by weighted average diluted shares outstanding.

Q3-15 Non-GAAP EPS up a Record 95%

20

Mobile Products

autobytel NASDAQ: ABTL

autobytel mobile

Suite of Mobile Products & Services

Text CBAUTO
TO 50123
To speak to
a Sales Rep

Text Marketing

Autobytel Mobile is a leader in providing texting services to dealerships. Text message marketing can be used on window stickers, showroom displays, billboards, print, TV, radio, and dealership websites.

Mobile Websites

Award winning mobile sites convert traffic into real time leads.

TextShield®

Enables 2-way text conversations in a centralized and controlled environment.

Consumer Text
Text In Text Out
CRM
Dealer Text Via Gateway

TextShield Gateway is the Centerpiece of Our Complete Mobile Suite

Apps

Features and functionality allow dealerships to stay engaged with customers by having them download a Dealer Branded App.

2014 Chevrolet Cruze LS
Ext Color: Red Hot
Int Color: Gray
Trans: Manual
Body Style: Sedan
MPG: 25 / 36
Send To Phone

Send2Phone

Enables consumers to send tactical mobile landing pages to their cell phones via SMS.

Autobytel Enables Dealers to Reach the Increasingly Mobile Consumer

21

Ancillary Products & Investments

autobytel NASDAQ: ABTL

SaleMove From autobytel

- SaleMove technology allows dealers to interact with consumers in real-time through whichever method they choose (i.e. live video, phone, text-based chat, etc.).

GOmoto

- Invested in GoMoto: An interactive digital solution for dealer showrooms/service centers
- Designed to drive customer engagement and increase conversion

PAYMENTPRO by autobytel

- Enables consumers to shop by payment with their PC or mobile device
- Provides dealers with pre-qualified customers

Redefining How Customers Interact With Dealers

22